BOARD OF TRUSTEES

TEXAS CAPITAL FUNDS TRUST

POWER OF ATTORNEY

I, Daniel Hoverman, as the initial sole Trustee of Texas Capital Funds Trust (the “Trust”), hereby constitute and appoint Edward Rosenberg, President of the Trust, Joel Colpitts, Treasurer of the Trust, Neil Rajan, Secretary of the Trust, Paul Leone, Assistant Secretary of the Trust, and Thomas Sheehan and Karen Aspinall, Counsel at Practus LLP, as the Trust’s true and lawful attorneys and agents with full power to sign for me in his or her capacity, on any or all Registration Statements and amendments thereto, including without limitation a Registration Statement on Form N-1A, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to the Trust, and hereby ratify and confirm my signatures as they may be signed by said attorneys and agents.

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 28th day of March, 2023.

/s/ Daniel Hoverman

Daniel Hoverman